EXHIBIT 15.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
Teekay Corporation Ltd.

We consent to the incorporation by reference in the Registration Statements Nos. 333-187142, 333-265915 and 333-282448 on Form S-8 and No. 333-212787 on Form F-3 of Teekay Corporation Ltd. (the Entity) of:

a.our report dated March 13, 2026 on the consolidated financial statements of the Entity which comprise the consolidated balance sheets as of December 31, 2025 and December 31, 2024, the related consolidated statements of income, comprehensive income, changes in total equity and cash flows for each of the years in the three-year period ended December 31, 2025, and the related notes; and

b.our report dated March 13, 2026 on the effectiveness of the Entity’s internal control over financial reporting as of December 31, 2025 which are included in the Annual Report on Form 20-F of the Entity for the fiscal year ended December 31, 2025.

/s/ KPMG LLP
Chartered Professional Accountants
Vancouver, Canada
March 13, 2026